UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

ModusLink Global Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 3, 2011, ModusLink Global Solutions, Inc. issued the following news release:

MODUSLINK SCHEDULES 2011 ANNUAL MEETING OF STOCKHOLDERS

WALTHAM, Mass., November 3, 2011 – ModusLink Global SolutionsTM, Inc. (NASDAQ: MLNK) today announced that the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) has been scheduled for Friday, January 20, 2012. ModusLink stockholders of record at the close of business on Thursday, December 1, 2011, will be entitled to receive notice and to vote at this year’s Annual Meeting.

Further details regarding the meeting will be included in the 2011 definitive proxy statement, which ModusLink will mail to stockholders of record in advance of the Annual Meeting.

About ModusLink

ModusLink Global Solutions, Inc. designs and executes global value chain strategies to solve clients’ cost, time-to-market, customer satisfaction and revenue objectives. Our supply chain, aftermarket, e-Business and entitlement management solutions support the end-to-end product lifecycles of the world’s leading technology and consumer goods companies. ModusLink has more than 25 years of experience executing complex supply chain processes such as sourcing, configuration and fulfillment. We can manage these critical functions seamlessly with a client’s global e-Business initiative or an integrated aftermarket program, including alternative channel recovery for at-risk inventory. Backed by a footprint of more than 25 solution centers in 15 countries, ModusLink clients can react quickly to shifting market dynamics impacting value chain performance and revenues. For more information about ModusLink’s flexible, scalable and sustainable solutions, visit www.moduslink.com or www.valueunchained.com, the blog for value chain professionals.

Important Additional Information

ModusLink, its directors and certain of its executive officers and employees are participants in a solicitation of proxies in connection with its 2011 annual meeting of stockholders (the “2011 Annual Meeting”). Important information concerning the identity and interests of these persons is available in ModusLink’s preliminary proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2011. ModusLink plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the 2011 Annual Meeting. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and ModusLink’s Annual Report on Form 10-K for the year ended July 31, 2011. To the extent holdings of ModusLink securities have changed since the amounts printed in the preliminary proxy statement for the 2011 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Copies of ModusLink’s preliminary proxy statement, any other relevant documents and other materials filed with the SEC concerning ModusLink, when filed, may be obtained free of charge at www.sec.gov and www.ir.moduslink.com. Stockholders should carefully read the proxy statement and the accompanying WHITE proxy card when they become available before making any voting decision.

Contacts:

ModusLink Global Solutions:

Robert Joyce, 781-663-5120

Director, Investor Relations

ir@moduslink.com